Exhibit 99.1

GEN Restaurant Group Announces Second Quarter 2025 Financial Results

CERRITOS, CA, August 6, 2025 - GEN Restaurant Group, Inc. (“GEN” or the “Company”) (Nasdaq: GENK), owner of GEN Korean BBQ, a fast-growing casual dining concept with an extensive menu and signature “grill at your table” experience, is announcing financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial and Recent Operational Highlights

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Total revenue grew 2.2% year-over-year to $55.0 million for the second quarter.
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Loss from operations was $1.9 million, or 3.4% of revenue, for the second quarter.
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Restaurant-level adjusted EBITDA(1) was $9.0 million, or 16.3% of revenue, for the quarter.
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Opened its first restaurant in South Korea.
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Opened seven new locations in the first half of the year, plus two new restaurants in July, expanding total store count to 52 locations across eleven states and South Korea. The Company remains on pace to exceed our target of 12 to 13 total new stores by the end of 2025.
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The Company has more projects from its incubator division rolling out in 2025. The Company is focused on growing the GEN brand through big box retailers with gift cards and other products under the GEN name.
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Cash and cash equivalents at June 30, 2025 was $9.6 million.
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During the second quarter, the Company paid its first dividend of $0.03 per share.

(1) Adjusted EBITDA, restaurant-level adjusted EBITDA, restaurant-level adjusted EBITDA margin, and adjusted net income are non-GAAP measures. For reconciliations of adjusted EBITDA, restaurant-level adjusted EBITDA, restaurant-level adjusted EBITDA margin, and adjusted net income to the most directly comparable GAAP measure see the accompanying financial tables. For definitions and a discussion of why we consider them useful, see “Non-GAAP Measures” below.

Management Commentary

“We’re pleased to report solid results for the first half of 2025, including the opening of our first restaurant in South Korea, ” said David Kim, Chairman and Chief Executive Officer of GEN. “This launch highlights our ability to expand in other parts of the world and bring our concept to the people of South Korea. Our results have been impressive, despite the current business environment including the implications of tariffs and the impact of immigration concerns creating continued economic headwinds. While our same store sales traffic was down in May and June, customers began to return in July. We expect these headwinds will primarily be absorbed through a combination of cost savings and operational efficiencies.

“Looking to the remainder of 2025, our development pipeline remains robust, and we are on pace to exceed our target of 12 to 13 new restaurants by the end of 2025 as we have 7 additional restaurants under development which we expect to complete construction by the end of 2025. We’re encouraged by the early success of our dual-concept of GEN Korean BBQ and Kan Sushi format as a potential lever for future growth. With strong cash flow and over $9.6 million in cash and cash equivalents, no material long-term debt, and full availability of our $20 million line of credit, we are in an excellent position to execute our strategic priorities. With growing brand awareness, our strong restaurant return on investment, and disciplined execution, we remain confident in our ability to drive sustained, profitable growth in 2025 and beyond.”

(2) This is a forward-looking non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. Refer to “Forward-Looking Non-GAAP Financial Measures” in this release, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Second Quarter 2025 Financial Results

Total revenue increased 2.2% to $55.0 million in the second quarter of 2025 compared to $53.9 million in the second quarter of 2024 as a result of 50 restaurants open in the three months ended June 30, 2025 compared to 40 restaurants open in the three months ended June 30, 2024.

Total restaurant operating expenses as a percentage of revenue increased 416 basis points to 91.7% in the second quarter of 2025 from 87.6% in the second quarter of 2024. Total restaurant operating expenses decreased 91 basis points compared to the first quarter of 2025. The year-over-year changes as a percentage of revenue are primarily driven by the following:

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Cost of goods sold increased by 97 basis points compared to the second quarter of 2024, primarily as a result of new start-up restaurants in operation and inflationary cost increases. There was minimal impact from the Company’s premium menu rollout.
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Payroll and benefits decreased 29 basis points compared to the second quarter of 2024. Payroll and benefits decreased 163 basis points compared to the first quarter of 2025 as the Company implements labor efficiencies.
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Occupancy costs increased 116 basis points compared to the second quarter of 2024, primarily due to new restaurant openings. Occupancy costs increased 42 basis points compared to the first quarter of 2025.
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Other operating costs increased by 78 basis points compared to the second quarter of 2024 and increased 39 basis points compared to the first quarter of 2025.
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Depreciation and amortization increased 87 basis points compared to the second quarter of 2024.
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Restaurant pre-opening expenses increased to $2.1 million for the second quarter of 2025 from $1.6 million in the second quarter of 2024 as we have 11 additional stores either opened or in the pipeline.

Loss from operations was $(1.9) million, or 3.4% of revenue, for the second quarter of 2025, compared to income from operations of $1.6 million, or 3,0% of revenue, for the second quarter of 2024. Restaurant-level adjusted EBITDA margin improved from 15.6% in the first quarter of 2025 to 16.3% for the second quarter of 2025.

General and administrative expenses totaled $6.4 million, or 11.6% of revenue, for the second quarter of 2025 and $5.1 million, or 9.4% of revenue, for the second quarter of 2024. Excluding non-cash stock compensation expenses of $0.7 million, general and administrative expenses for the second quarter of 2025 totaled $5.7 million, or 10.3% as a percentage of total revenue, largely reflecting increased personnel required for new restaurant development and additional marketing and legal expenditures. General and administrative expenses remained flat from the first quarter of 2025 to the second quarter of 2025.

Net loss before income taxes was $1.8 million, which equated to $0.05 per basic and diluted share of Class A common stock for the second quarter of 2025, compared to net income before income taxes of $2.1 million, which equates to $0.06 per diluted share of Class A common stock in the second quarter of 2024. The decrease was primarily attributable to higher costs related to new restaurant development, including pre-opening costs and increased occupancy expense for the ten additional stores opened during the second quarter of 2025. Adjusted net income was $1.2 million, which equated to $0.04 per diluted share of Class A common stock for the second quarter of 2025.

Adjusted EBITDA was $1.9 million or 3.4% of revenue for the second quarter of 2025, compared to $4.9 million or 9.1% of revenue in the prior year period.

As of June 30, 2025, the Company had $9.6 million in cash and cash equivalents. The Company continues to operate with no material long-term debt and has access to $20.0 million in total available liquidity.

Non-GAAP Measures

Restaurant-level adjusted EBITDA represents income (loss) from operations plus adjustments to add-back the following expenses: depreciation and amortization, pre-opening costs, general and administrative expenses, and non-cash lease expense. Restaurant-level adjusted EBITDA margin is the calculation of restaurant-level adjusted EBITDA divided by revenue. Management believes that restaurant-level adjusted EBITDA and restaurant-level adjusted EBITDA margin are useful to investors because these measures highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted EBITDA represents net income (loss) before net interest expense, income taxes, depreciation and amortization, stock-based compensation expense, employee retention credits, litigation accruals, non-cash lease expenses and non-cash lease expense related to pre-opening costs and gain on remeasurement of previously held interest. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because these measures highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted Net Income represents net (loss) income, adjusted for pre-opening costs, gain on remeasurement of previously held interest and non-cash stock-based compensation, and the related tax impact of the adjustments. Adjusted net income per share is defined as adjusted net income divided by the weighted-average number of shares of Class A common stock outstanding for the applicable period. Management believes that adjusted net income and adjusted net income per share are useful to investors because these measures highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2025. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of new restaurant openings and construction is difficult to predict because of delays in timing from city and other regulatory inspectors. In addition, we believe such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures

Conference Call

GEN will conduct a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the first quarter 2025 ended June 30, 2025.

Chairman and Chief Executive Officer David Kim and Chief Financial Officer Tom Croal will host the conference call, followed by a question-and-answer session.

Date: Wednesday August 6, 2025

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-800-717-1738

International dial-in number: 1-646-307-1865

Conference ID: 26538

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please call 1-888-562-0262, press 1, prompt 1.

The conference call will be broadcast live via webcast here and available for replay via the investor relations section of the Company’s website at www.genkoreanbbq.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern Time on the same day through August 13, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1126538

About GEN Restaurant Group, Inc.

GEN Korean BBQ is one of the largest Asian casual dining restaurant concepts in the United States. Founded in 2011 by two Korean immigrants in Los Angeles, the brand has now grown over 52 company-owned locations where guests serve as their own chefs, preparing meals on embedded grills in the center of each table. The extensive menu consists of traditional Korean and Korean-American food, including high-quality meats, poultry, seafood and mixed vegetables. With its unique culinary experience alongside its modern décor and lively atmosphere, GEN Korean BBQ delivers an engaging and interactive dining experience that appeals to a vast segment of the population. For more information, GenKoreanBBQ.com and follow the brand on Facebook and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect”, “will,” “may”, and other similar words or expressions that predict or indicate future events. All statements that are not statements of historical fact are forward-looking statements, including any statements regarding our strategy, future operations, and growth prospects, any statements regarding future economic conditions or performance, any statements of belief or expectation, and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in our subsequent filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement

Investor Relations Contact:

Thomas V. Croal

562-356-9929

investor@genbbqoffice.com

GEN RESTAURANT GROUP

Condensed Consolidated Income Statements

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Revenue	$55,041	$53,860	112,377	$104,620
Restaurant operating expenses:
Food cost	18,623	17,700	37,885	34,668
Payroll and benefits	16,561	16,362	34,749	32,514
Occupancy expenses	5,121	4,389	10,212	8,682
Operating expenses	5,905	5,358	11,831	10,457
Depreciation and amortization	2,221	1,706	4,214	3,243
Pre-opening costs	2,051	1,645	4,699	3,547
Total restaurant operating expenses	50,482	47,160	103,590	93,111
General and administrative	6,403	5,058	12,773	9,731
Depreciation and amortization - corporate	36	29	70	57
Total costs and expenses	56,921	52,247	116,433	102,899
(Loss) income from operations	(1,880)	1,613	(4,056)	1,721
Employee retention credits	313	200	313	200
Gain on remeasurement of previously held interest	—	—	—	3,402
Other income (loss)	(300)	—	(300)	—
Gain (loss) on foreign currency	(14)	—	(14)	—
Interest income (expense), net	67	262	127	538
Equity in income (loss) of equity method investee	—	—	—	(17)
Net (loss) income before income taxes	(1,814)	2,075	(3,930)	5,844
(Benefit) provision for income taxes	(116)	11	(268)	83
Net (loss) income	(1,698)	2,064	(3,662)	5,761
Less: Net (loss) income attributable to non-controlling interest	(1,437)	1,787	(3,100)	4,990
Net (loss) income attributable to GEN Restaurant Group, Inc.	(261)	277	(562)	771

Net (loss) income attributable to Class A common stock per share - basic and diluted	$(261)	277	$(562)	771

Weighted-average shares of Class A common stock outstanding - basic and diluted	5,132	4,572	5,073	4,446

Net (loss) income per share of Class A common stock -basic and diluted	$(0.05)	$0.06	$(0.11)	$0.17

GEN RESTAURANT GROUP

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages)

	June 30, 2025	December 31, 2024
(amounts in thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$9,610	$23,675
Total assets	$246,327	$240,415
Total liabilities	$203,801	$194,798
Total Stockholders' equity	$41,026	$44,117

	Three months ended June 30,		Six months ended June 30,
(amounts in thousands, except percentages)	2025	2024	2025	2024
Selected Operating Data
Restaurants at end of period	50	40	50	40
Comparable restaurant sales performance	(7.2)%	(5.6)%	(4.4)%	(3.8)%
Net (loss) income	$(1,698)	$2,064	$(3,662)	$5,761
Net (loss) income margin	(3.1)%	3.8%	(3.3)%	5.5%

Adjusted EBITDA	$1,854	$4,875	$3,104	$7,839
Adjusted EBITDA margin	3.4%	9.1%	2.8%	7.5%

(Loss) income from operations	$(1,880)	$1,613	$(4,056)	$1,721
(Loss) income from operations margin	(3.4)%	3.0%	(3.6)%	1.6%

Restaurant level Adjusted EBITDA	8,958	10,243	17,918	18,675
Restaurant level Adjusted EBITDA margin	16.3%	19.0%	15.9%	17.9%

GEN RESTAURANT GROUP

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except percentages)

(amounts in thousands, except percentages)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

EBITDA:
Net (loss) income	$(1,698)	$2,064	$(3,662)	$5,761
Net (loss) income Margin	(3.1)%	3.8%	(3.3)%	5.5%
Interest income, net	(67)	(262)	(127)	(538)
(Benefit) provision for income taxes	(116)	11	(268)	83
Depreciation and amortization	2,257	1,735	4,284	3,300
EBITDA	$376	$3,548	$227	$8,606
EBITDA Margin	0.7%	6.6%	0.2%	8.2%

Adjustments to EBITDA:
EBITDA	$376	$3,548	$227	$8,606
Stock-based compensation expense (1)	734	759	1,468	1,518
Litigation Accrual (2)	300	—	300	—
Employee retention credits (3)	(313)	(200)	(313)	(200)
Gain on remeasurement of previously held interest (4)	—	—	—	(3,402)
Non-cash lease expense (5)	127	192	218	376
Non-cash lease expense related to pre-opening costs (6)	630	576	1,204	941
Adjusted EBITDA	$1,854	$4,875	$3,104	$7,839
Adjusted EBITDA Margin	3.4%	9.1%	2.8%	7.5%

Reconciliation of Income from Operations to Restaurant-level Adjusted EBITDA

(in thousands, except percentages; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

(Loss) income from Operations	$(1,880)	$1,613	$(4,056)	$1,721
(Loss) Income Margin from Operations	(3.4)%	3.0%	(3.6)%	1.6%
Depreciation and amortization	2,257	1,735	4,284	3,300
Pre-opening costs	2,051	1,645	4,699	3,547
General and administrative	6,403	5,058	12,773	9,731
Non-cash lease expense	127	192	218	376
Restaurant-Level Adjusted EBITDA	$8,958	$10,243	$17,918	$18,675
Restaurant-Level Adjusted EBITDA Margin	16.3%	19.0%	15.9%	17.9%

(1) Stock-based compensation expense: During all periods presented, we incurred expenses related to the granting of restricted stock units to employees.

(2) Litigation accrual: This is an accrual in 2025 related to a specific litigation claim.

(3) Employee retention credits: These are refundable credits recognized under the CARES Act.

(4) Gain on remeasurement of previously held interest: During the first quarter of 2024, we reported a one-time, non-recurring, gain on the acquisition of GKBH restaurants.

(5) Non-cash lease expense: This reflects the extent to which lease expense is greater than or less than contractual rent paid.

(6) Non-cash lease expense related to pre-opening costs: Costs for stores in development in which the lease expense is greater than the contractual rent.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income EPS

(in thousands, except percentages; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024

Net (loss) income	$(1,698)	$2,064	$(3,662)	$5,761
Pre-opening costs	2,051	1,645	4,699	3,547
Gain on remeasurement of previously held interest	—	—	—	(3,402)
Stock-based compensation	734	759	1,468	1,518
Legal settlement	300	—	300	—
Tax impact of adjustments	(143)	(97)	(299)	(76)
Adjusted Net income	1,244	4,371	2,506	7,348
Less: Adjusted net income attributable to non-controlling interest	1,052	3,786	2,120	6,363
Adjusted net income attributable to GEN Restaurant Group, Inc.	192	586	386	985

Adjusted Net income attributable to Class A common stock per share - basic and diluted	$192	$586	$386	$985

Weighted-average shares of Class A common stock outstanding - basic and diluted	5,132	4,572	5,073	4,446

Adjusted Net income per share of Class A common stock - basic and diluted	$0.04	$0.13	$0.08	$0.22